Exhibit 99.1

New York Community Bancorp, Inc. Updates the Status of the Astoria Financial Merger

WESTBURY, N.Y.--(BUSINESS WIRE)--November 9, 2016--New York Community Bancorp, Inc. (the “Company”) (NYSE: NYCB), the holding company for New York Community Bank and New York Commercial Bank, today announced that, based on discussions with its regulators, it does not expect to receive the regulatory approvals required to consummate the proposed merger with Astoria Financial Corporation (“Astoria Financial”) (NYSE: AF) by the end of 2016.

Under the terms of the merger agreement with Astoria Financial, either the Company or Astoria Financial may terminate the agreement, without penalty, if the merger has not occurred by December 31, 2016. Astoria Financial and the Company remain committed to the transaction, but any extension of such date or other modification under the merger agreement is subject to the discretionary approval of the Boards of Directors of both companies, and there can be no assurance that both Boards will agree to any such extension or other modification.

About New York Community Bancorp, Inc.

One of the largest U.S. bank holding companies, with assets of $49.5 billion, New York Community Bancorp, Inc. is a leading producer of multi-family loans on non-luxury, rent-regulated apartment buildings in New York City, and the parent of New York Community Bank and New York Commercial Bank. With deposits of $29.1 billion and 255 branches in Metro New York, New Jersey, Florida, Ohio, and Arizona, the Company also ranks among the largest depositories in the United States.

Reflecting its growth through a series of acquisitions, the Community Bank currently operates through seven local divisions, each with a history of service and strength: Queens County Savings Bank, Roslyn Savings Bank, Richmond County Savings Bank, and Roosevelt Savings Bank in New York; Garden State Community Bank in New Jersey; Ohio Savings Bank in Ohio; and AmTrust Bank in Florida and Arizona. Similarly, New York Commercial Bank currently operates 18 of its 30 New York-based branches under the divisional name Atlantic Bank. Additional information about the Company and its bank subsidiaries is available at www.myNYCB.com and www.NewYorkCommercialBank.com.

Cautionary Statements Regarding Forward-Looking Information

The information presented herein, and in other related communications, may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, expectations about the proposed merger of the Company and Astoria Financial.

Forward‐looking statements can be identified by the use of the words “anticipate,” “expect,” “intend,” “estimate,” “target,” and other words of similar import. Forward-looking statements are not historical facts but, instead, express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements.

Factors that may cause such a difference include, but are not limited to, the reaction to the proposed transaction of the companies’ customers, employees, and counterparties; customer disintermediation; inflation; expected synergies, cost savings, and other financial benefits of the proposed transaction might not be realized within the expected time frames or might be less than projected; the requisite regulatory approvals for the proposed transaction might not be obtained, or might not be obtained on a timely basis; credit and interest rate risks associated with the Company’s business, customers, borrowings, repayment, investment, and deposit practices, and general economic conditions, either nationally or in the market areas in which the Company operates or anticipates doing business, are less favorable than expected; new regulatory or legal requirements or obligations; and other risks and important factors that could affect the Company’s future results that are identified in its Annual Report on Form 10-K for the year ended December 31, 2015 and other reports filed with the Securities and Exchange Commission (“SEC”).

Forward-looking statements are made only as of the date of this release and other related communications, and the Company does not undertake any obligation to update any forward-looking statements contained herein to reflect events or conditions after the date hereof.

CONTACT:
New York Community Bancorp, Inc.
Investors:
Ilene A. Angarola, 516-683-4420
or
Media:
Kelly Maude Leung, 516-683-4032

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